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                                                                   EXHIBIT 10.26

                                                                October 17, 1996

Manager, Investment Operations Group
The Prudential Insurance Company of America
12 Gateway Center 3
Newark, New Jersey 07102

Dear Sir or Madam:

                  The undersigned, Corinthian Colleges, Inc., a Delaware corporation (the "Company"), refers to the Note Purchase and Revolving Credit Agreement, dated as of October 17, 1996 (amended, restated, modified or supplemented from time to time, the "Agreement", the terms defined therein being used herein as therein defined), between you and the Company, and hereby requests pursuant to paragraph 2B(4) of the Agreement a Revolving Loan as follows:

                  (i) The LIBOR Business Day of the proposed Revolving Loan is October 17, 1996.

                  (ii)  The aggregate amount of the proposed Revolving Loan is

$2,000,000.00
                  The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Revolving Loan and in connection therewith represents and warrants to you as follows:

                  (A) the representations and warranties contained in paragraph 8 of the Agreement and in the other Transaction Documents are true and correct on and as of the date hereof and will be true and correct upon giving effect to the proposed Revolving Loan and the application of proceeds therefrom, in each case as though made on and as of such date;

                  (B) no event has occurred and is continuing, or would result from such proposed Revolving Loan or from the application of the proceeds therefrom, which does or would constitute a Default or Event of Default;

                  (C) upon giving effect to the Revolving Loan requested herein, the aggregate amount of outstanding Revolving Loans will not exceed the Revolving Commitment; and

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                  (D)   none of the proceeds of the Revolving Loan requested
herein will be used to finance directly or indirectly a Hostile Tender Offer or to purchase any margin stock.

                                             Very truly yours,

                                             CORINTHIAN COLLEGES, INC.


                                             By:  /s/ David G. Moore
                                                ------------------------------
                                             Title:        President